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EXHBIIT 10.8

Note Extension of Barbara Green dated February 3, 2003




                             RESOLVE STAFFING, INC.
                      EXTENSION OF SECURED PROMISSORY NOTE
                              DUE  FEBRUARY 3, 2003

Number:                  1

Principal  :  $     40,000


Original  Issue  Date:  June  3,  2002
                        --------------

Registered  Holder:          Barbara  Green
                             --------------
                                (name)


     WHEREAS, Resolve Staffing, Inc., a Nevada corporation, and its subsidiary Integra Staffing, Inc., a Florida corporation (collectively referred to as the "Company") with principal offices at 105 N. Falkenburg Road, Suite B, Tampa, FL 33619, issued a promissory note to Barbara Green whose post office address is 5102 Redwillow Court, Tampa, Florida 33624 (the "Holder") dated June 3, 2002 and due February 3, 2003 ("Maturity Date"), said note being secured by the Company's accounts receivable and interest rate at 12% per annum, payable quarterly in arrears.

     WHEREAS, the Company wishes to extend the Maturity Date of the note for 90 days, and the Holder whishes to provide the Company the opportunity to extend the note for said period under the following conditions"

1. The Holder hereby agrees to extend the maturity date of the note for an initial 30-day period until March 3, 2003.
2. The Company hereby agrees to pay the Holder the accrued interest through the original Maturity Date on or before March 3, 2003.
3. Upon the agreed payment of the accrued interest by March 3, 2003, the Holder hereby agrees to extend the maturity date for an additional 60-day period until May 3, 2003.
4. All of the other terms and conditions of the promissory note remain as stated in the original note.

HOLDER

      /s/  Barbara  Green
By___________________________          Date:  2/3/03
      Barbara  Green

/s/  R.  Gale  Porter
_____________________________          Date:  2/3/03
Witness


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